Exhibit 99 (a)











           CONSOLIDATED FINANCIAL STATEMENTS
           ARCap Investors, L.L.C. and Subsidiaries
           YEAR ENDED DECEMBER 31, 2004

                    ARCap Investors, L.L.C. and Subsidiaries

                        Consolidated Financial Statements


                          Year ended December 31, 2004




                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet.................. ..................................2
Consolidated Statement of Operations...........................................3
Consolidated Statement of Members' Equity.... .................................4
Consolidated Statement of Cash Flows.......... ................................5
Notes to Consolidated Financial Statements.....................................7

                         Report of Independent Auditors


The Board of Managers
ARCap Investors, L.L.C.

We have audited the accompanying consolidated balance sheet of ARCap Investors, L.L.C. and subsidiaries (the Company) as of December 31, 2004, and the related consolidated statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ARCap Investors, L.L.C. and subsidiaries at December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP
March 29, 2005

                    ARCap Investors, L.L.C. and Subsidiaries

                           Consolidated Balance Sheet

                                December 31, 2004


ASSETS
Investment CMBS securities - available-for-sale, net (NOTE 3)         $770,675,611
Investment CMBS securities - trading, net (NOTE 3)                     108,393,405
Resecuritization certificates - available-for-sale, net (NOTE 3)        49,440,468
Accrued interest receivable                                             10,380,330
Deferred borrowing costs, net (NOTES 5 AND 6)                            7,881,749
Restricted cash - swaps (NOTES 4 AND 5)                                  4,768,210
Cash and cash equivalents                                               13,082,610
Notes receivable - employees (NOTE 11)                                     952,614
Borrowed investment securities and related interest rate swaps, net
   (NOTE 4)                                                                512,908
Other assets                                                             2,226,853
                                                                      ------------
Total assets                                                          $968,314,758
                                                                      ============

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
   Long-term debt (NOTE 5)                                            $370,800,000
   Repurchase agreements (NOTE 6)                                       55,210,918
   Deferred compensation (NOTE 12)                                      16,914,353
   CDO swap liability (NOTE 5)                                           2,817,603
   Accrued interest payable                                              1,970,273
   Accrued expenses                                                      1,116,241
                                                                      ------------
Total liabilities                                                      448,829,388

Commitments and contingencies

Minority interest in consolidated entities                             316,680,180

Members' equity (NOTE 10):
   Series A preferred members                                          108,932,080
   Common members                                                       93,873,110
                                                                      ------------
Total members' equity                                                  202,805,190
                                                                      ------------
Total liabilities and members' equity                                 $968,314,758
                                                                      ============


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                      Consolidated Statement of Operations

                          Year ended December 31, 2004


Revenues:
   Interest income - CMBS                                         $ 114,060,310
   Other income                                                       8,610,417
                                                                  -------------
                                                                    122,670,727

Expenses:
   Interest - long-term debt and repurchase agreements               38,777,544
   Interest - borrowed investment securities and
     related interest rate swaps, net                                 2,094,055
   Salaries and employee benefits                                    12,304,902
   General and administrative                                         4,212,225
   Financing fee                                                        885,000
                                                                  -------------
                                                                     58,273,726
                                                                  -------------
Net margin on CMBS and other income                                  64,397,001

Other revenue (expense):
   Accretion of purchase discounts                                    6,326,788
   Gain on investment securities, net (NOTE 8)                       73,944,381
   Realized gain on hedging instrument (NOTE 5)                       1,665,000
   Deferred compensation expense (NOTE 12)                          (13,774,109)
   Loss on early extinguishment of debt (NOTES 5 AND 7)             (33,371,544)
                                                                  -------------
                                                                     34,790,516
                                                                  -------------

Income before minority interest                                      99,187,517
Minority interest                                                   (34,681,048)
                                                                  -------------
Net income                                                           64,506,469

Other comprehensive income (loss) (NOTE 10):
   Unrealized gain on available-for-sale securities,
     net of minority interest of $50,478,765                         18,880,916
   Unrealized loss on swap liability,
     net of minority interest of $(1,911,900)                           (78,108)
   Realized gain on hedging instrument - swap,
     net of minority interest of $1,683,874                             495,478
                                                                  -------------
                                                                     19,298,286
                                                                  -------------

Comprehensive income                                              $  83,804,755
                                                                  =============


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                    Consolidated Statement of Members' Equity


                                                       SERIES A
                                      COMMON          PREFERRED
                                      MEMBERS          MEMBERS           TOTAL
                                   ------------------------------------------------
BALANCE AT JANUARY 1, 2004         $  67,367,415    $ 142,198,741    $ 209,566,156
   Costs to raise capital of
     consolidated subsidiaries        (3,954,961)      (4,382,475)      (8,337,436)
   Distributions                     (13,340,365)     (17,400,000)     (30,740,365)
   Net income                         39,785,587       24,720,882       64,506,469
   Other comprehensive income          9,102,582       10,195,704       19,298,286
   Redemption of members' equity     (21,005,765)     (30,482,155)     (51,487,920)
   Conversion of members' equity      15,918,617      (15,918,617)            --
                                   ------------------------------------------------
BALANCE AT DECEMBER 31, 2004       $  93,873,110    $ 108,932,080    $ 202,805,190
                                   ================================================


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2004


OPERATING ACTIVITIES
Net income                                                                          $  64,506,469
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Gain on investment securities, net                                               (73,944,381)
     Loss on early extinguishment of debt                                              33,371,544
     Accretion of purchase discounts                                                   (6,326,788)
     Deferred compensation expense                                                     13,774,109
     Realized gain on hedging instrument                                               (1,665,000)
     Amortization of deferred borrowing costs                                           1,976,106
     Amortization of realized gain on hedging instrument - swap in
       other comprehensive income (loss)                                                 (270,648)
     Minority interest                                                                 34,681,048
     Changes in operating assets and liabilities:
       Investment CMBS securities - trading                                            26,337,070
       Accrued interest receivable                                                      1,053,078
       Restricted cash - swaps                                                           (392,099)
       Notes receivable - employees                                                      (815,550)
       Borrowed investment securities and related interest rate swaps, net             (1,925,160)
       Other assets                                                                       (21,147)
       Accrued interest payable                                                          (869,563)
       Accrued expenses                                                                   130,721
                                                                                    -------------
Net cash provided by operating activities                                              89,599,809

INVESTING ACTIVITIES
Proceeds from sale of investment CMBS securities - available-for-sale, net            210,814,876
Proceeds from realized gain on hedging instrument                                       1,665,000
                                                                                    -------------
Net cash provided by investing activities                                             212,479,876

FINANCING ACTIVITIES
Retirement of long-term debt                                                         (266,000,000)
Proceeds from the issuance of long-term debt                                          175,000,000
Payments of repurchase agreements                                                    (107,800,082)
Payment of prepayment premiums in connection with extinguishment of debt              (29,491,191)
Redemption of members' equity                                                         (51,487,920)
Distributions to members                                                              (30,740,365)
Capital contributions from (returns of capital to) minority interest holders, net      60,370,585
Operating distributions to minority interest holders                                  (31,029,539)
Costs to raise capital of consolidated subsidiaries                                    (8,337,436)
Costs to raise capital of minority interest holders                                      (182,005)
Payments for deferred borrowing costs                                                  (4,406,253)
Proceeds from realized gain on hedging instrument - swap in
   other comprehensive income (loss)                                                    2,450,000
                                                                                    -------------
Net cash used in financing activities                                                (291,654,206)
                                                                                    -------------

Net change in cash and cash equivalents                                                10,425,479
Cash and cash equivalents at beginning of year                                          2,657,131
                                                                                    -------------
Cash and cash equivalents at end of year                                            $  13,082,610
                                                                                    =============


                    ARCap Investors, L.L.C. and Subsidiaries

                          Year ended December 31, 2004


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest on long-term debt
   and repurchase agreements                                            $36,850,542
                                                                        ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Investment CMBS securities exchanged for the following:
   Resecuritization certificates                                        $41,981,514
                                                                        ===========
   Other assets                                                         $ 1,135,345
                                                                        ===========


SEE ACCOMPANYING NOTES.

                    ARCap Investors, L.L.C. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2004


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

ORGANIZATION

ARCap Investors, L.L.C. (the Company) was incorporated in January 1999 and commenced operations on March 17, 1999. The Company was organized to invest primarily in subordinate commercial mortgage-backed securities (CMBS).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of:

     -    The Company.

     -    ARCap REIT,  Inc.  (ARCap REIT),  a  majority-owned  subsidiary of the
          Company.

     - ARCap Resecuritization Corporation (ARCap Resecuritization), a wholly owned subsidiary of ARCap REIT. ARCap Resecuritization owned all the residual interest in Commercial Resecuritization Trust 2001 ABC-2 (the 2001-ABC2 Trust) and Commercial Resecuritization Trust 2003-ABC3 (the 2003-ABC3 Trust). ARCap Resecuritization was merged into ARCap REIT in December 2004.

     - ARCap High Yield CMBS Fund, L.L.C. (the High Yield Fund), of which ARCap REIT owns an approximate 23% controlling interest. The High Yield Fund owns approximately 60% of ARCap CMBS Fund REIT, Inc. (the Fund REIT). ARCap 2003-1 Resecuritization, Inc. (2003-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2003-1 Resecuritization Trust (the 2003-1 Trust). ARCap 2004-1 Resecuritization, Inc. (2004-1 Resecuritization), a wholly owned subsidiary of the Fund REIT, owns all of the equity interest in ARCap 2004-1 Resecuritization Trust (the 2004-1 Trust).

     - ARCap Diversified Risk CMBS Fund, L.L.C. (the Diversified Risk Fund), of which ARCap REIT owns an approximate 1% controlling interest. The Diversified Risk Fund owns approximately 40% of the Fund REIT.

     - ARCap Servicing, Inc., a taxable REIT subsidiary wholly owned by ARCap REIT.

     - ARCap 2004-RR3 Resecuritization, Inc. (2004-RR3), a wholly owned subsidiary of ARCap REIT.

     - ARCap Fund Management, L.L.C. (AFM), of which ARCap REIT owns an approximate 78.5% controlling interest. AFM owns a 5% controlling interest in ARCap High Yield CMBS Fund II, L.L.C. (the High Yield Fund
          II), which, in turn, owns approximately 51% of the equity interest in ARCap CMBS Fund II REIT, Inc. (the Fund II REIT). AFM owns a 5% controlling interest in ARCap Diversified Risk CMBS Fund II, L.L.C. (the Diversified Risk Fund II), which owns approximately 49% of the Fund II REIT.

Minority interests primarily represent outside members' approximate 77% ownership in the High Yield Fund, outside members' approximate 99% ownership in the Diversified Risk Fund, outside members' 95% ownership in both the High Yield Fund II and the Diversified Risk Fund II, $109,000 of 12.5% preferred stock issued by Fund II REIT, and ARCap Fund Investments, L.L.C.'s (AFI) approximate 21.5% ownership in AFM. The Company has consolidated the High Yield Fund, Diversified Risk Fund, and AFM as it exercises control (through ARCap REIT, which acts as the Managing Member of both funds and AFM in accordance with the

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

terms of the respective LLC agreements) over the operations of these entities. The Company records minority interest expense (income) that reflects the portion of the earnings (losses) of the operations which is applicable to the minority interest members. As the Managing Member of both the High Yield Fund and the Diversified Risk Fund, ARCap REIT is entitled to a 20% promote allocation in the event the funds achieve a specified investment return. Similarly, as the Managing Member of both the High Yield Fund II and the Diversified Risk Fund II, AFM is entitled to a 20% promote allocation in the event those funds achieve a specified investment return. Accordingly, minority interest expense may not equal the earnings of each of the Funds times the respective outside members' ownership percentages.

Separate books of accounts are maintained for ARCap REIT, ARCap Resecuritization, the 2001-ABC2 Trust, the High Yield Fund, the Fund REIT, 2003-1 Resecuritization, the 2003-1 Trust, 2004-1 Resecuritization, the 2004-1 Trust, the Diversified Risk Fund, ARCap Servicing, Inc., 2004-RR3, AFM, the High Yield Fund II, the Fund II REIT, the Diversified Risk Fund II, and AFI and are reflected in the accompanying consolidated financial statements of the Company. All material intercompany transactions and account balances have been eliminated in consolidation.

VARIABLE INTEREST ENTITIES

In December 2003, the Financial Accounting Standards Board (FASB) issued a revised version of FASB Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES (FIN 46R). FIN 46R addresses the application of Accounting Research Bulletin No. 51, CONSOLIDATED FINANCIAL STATEMENTS, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance it activities without additional subordinated financial support, are unable to direct the entity's activities, or are not exposed to the entity's losses or entitled to its residual returns (variable interest entities or VIEs). Variable interest entities within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, of its expected returns, or both.

The Company's ownership of the subordinated classes of CMBS from a single issuer gives it the right to control the foreclosure/workout process on the underlying loans (Controlling Class CMBS). FIN 46R provides certain scope exceptions, one of which provides that an enterprise that holds a variable interest in a qualifying special-purpose entity (QSPE) does not consolidate that entity unless that enterprise has the unilateral ability to cause the entity to liquidate. SFAS No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, provides the requirements for an entity to be considered a QSPE. To maintain the QSPE exception, the trust must continue to meet the QSPE criteria both initially and in subsequent periods. A trust's QSPE status can be impacted in future periods by activities by its transferor(s) or other involved parties, including the manner in which certain servicing activities are performed. To the extent its CMBS investments were issued by a trust that meets the requirements to be considered a QSPE, the Company records the investments at the purchase price paid. To the extent the underlying trusts are not QSPEs, the Company follows the guidance set forth in FIN 46R as the trusts would be considered VIEs.

The Company has analyzed the governing pooling and servicing agreements for each of its subordinated class CMBS and believes that the terms are industry standard and are consistent with the QSPE criteria. However, given uncertainty with

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

respect to QSPE treatment due to ongoing review by the accounting profession (including the FASB's project to amend SFAS 140), possible actions by various parties involved with QSPE, as discussed above, as well as varying and evolving interpretations of the QSPE criteria under SFAS 140, the Company has also analyzed the investments as if the trusts are not qualifying. Using the fair value approach permitted under FIN 46R to compute expected losses and expected residual returns, the Company has concluded that it would not be the primary beneficiary of any of the underlying trusts.

INVESTMENT SECURITIES

The Company's investment security transactions are recorded on the trade date for existing securities and the settlement date for to-be-issued securities. In October 2003, the 2001-ABC2 Trust reclassified CMBS with a fair value of approximately $386,000,000 from trading to available-for-sale in connection with the creation of the 2003-ABC3 Trust (see Note 5). The reclassification effectively established a new basis for financial reporting for the related CMBS at the date of transfer.

In April 2004, the Fund REIT reclassified 33 CMBS securities with a fair value of approximately $109,000,000 from trading to available-for-sale in connection with the resecuritization of 66 CMBS securities and the issuance of a collateralized debt obligation (2004-1 CDO) (see Note 5). In August 2003, the Fund REIT reclassified CMBS with a fair value of approximately $260,000,000 from trading to available-for-sale in connection with the resecuritization of 64 CMBS securities and the issuance of a collateralized debt obligation (2003-1 CDO) (see Note 5). The reclassifications effectively established a new basis for financial reporting for the related CMBS at the date of transfer.

CMBS and resecuritization certificates classified as available-for-sale are securities that the Company considers for possible sales or other dispositions prior to the maturity of the securities. Available-for-sale securities are carried at their estimated fair value with unrealized gains and losses reported in other comprehensive income (loss) as a separate component of members' equity. The Company evaluates unrealized losses on its available-for-sale securities to determine if such declines in fair value are other than temporary. In the event a decline in the fair value of an available-for-sale security is deemed other than temporary, the decline in fair value would be recorded as an impairment to the security and charged through earnings rather than as a component of other comprehensive income (loss). Approximately $22,228,000 of other than temporary impairments has been recognized for the year ended December 31, 2004.

The Company's CMBS that are designated as trading assets represent securities the Company is holding for possible sales or other dispositions in the near term. Such securities are carried at their estimated fair value, with unrealized gains or losses included in earnings.

The fair value of the Company's portfolio of CMBS and resecuritization certificates is generally estimated by management based on market prices provided by certain dealers who make a market in these financial instruments. The market for the Company's CMBS and resecuritization certificates may lack liquidity and have limited market volume. Accordingly, the fair values reported reflect estimates and may not necessarily be indicative of the amounts that the Company could realize in a current market exchange.

The yield to maturity on the Company's CMBS and resecuritization certificates depends on, among other things, the rate and timing of principal payments, the pass-through rate, and interest rate fluctuations. The subordinate CMBS interests and resecuritization certificates owned by the Company provide credit support to the more senior interests of the related commercial securitization.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

Cash flow from the mortgages underlying the CMBS interests and resecuritization certificates generally is allocated first to the senior interests, with the most senior interest having a priority entitlement to cash flow.
Remaining cash flow is allocated generally among the other CMBS interests and resecuritization certificates in order of their relative seniority. To the extent that there are defaults and unrecoverable losses on the underlying mortgages that result in reduced cash flows, the most subordinate CMBS interest and resecuritization certificate will bear this loss first. To the extent that there are losses in excess of the most subordinate interest's or certificate's stated entitlement to principal and interest, then the remaining CMBS interests and resecuritization certificates will bear such losses in order of their relative subordination.

REVENUE RECOGNITION

Interest income and servicing fees are recognized as earned. Accretion of discounts is computed using the effective-interest method over the expected life of the securities based on management's estimates regarding the timing and amount of cash flows from the underlying collateral. The timing and amount of actual cash flows may differ from these estimates.

DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are utilized by the Company to reduce interest rate risk. The Company utilizes interest rate swaps and cap and floor agreements as a means of hedging the potential financial statement impact of changes in the fair value of its portfolio of CMBS and variable rate long-term debt due to changes in interest rates. Risks in these contracts arise from the movements in interest rates and from the possible inability of counterparties to meet the terms of their contracts. The Company carries its derivative financial instruments  at  fair  value.  If the  cash  flow  hedge  qualifies  for  "hedge accounting" under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS No. 133), the unrealized gain or loss is included in other comprehensive income (loss). Otherwise, the change in the value of the hedge is included in earnings. For derivative financial instruments which otherwise qualify for hedge accounting, any gains or losses representing the amount of the hedge's ineffectiveness are appropriately included in earnings.

RESALE AND REPURCHASE AGREEMENTS

Transactions involving purchases of securities under agreements to resell (reverse repurchase agreements or reverse repos) or sales of securities under agreements to repurchase (repurchase agreements or repos) are accounted for as collateralized financings, except where the Company does not have an agreement to sell (or purchase) the same or substantially the same securities before maturity at a fixed or determinable price.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments with original maturities when purchased of three months or less.

RESTRICTED CASH - SWAPS

Restricted cash represents amounts required to be pledged under swap contracts (see Note 5).

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

DEFERRED BORROWING COSTS

Deferred  borrowing  costs  represent  costs  incurred  in  connection  with the
issuance   of   long-term   debt.   Such   amounts  are   amortized   using  the
effective-interest method over the term of the related debt (see Note 5).

FINANCING FEE

Through September 30, 2004, the Company paid an annual rate of 0.50% on $236,000,000 of its existing long-term debt to a financier to provide credit enhancement of such debt. Such debt was extinguished in connection with the 2004-RR3 re-REMIC transaction (see Note 7).

INCOME TAXES

The Company has elected to be taxed as a partnership, whereby all income is taxed at the member level, with the exception of ARCap Servicing, Inc., which is taxed at the entity level. ARCap REIT has elected to be taxed as a real estate investment trust for federal income tax purposes.

No provision for income taxes has been made for ARCap Servicing, Inc. for the year ended December 31, 2004, as ARCap Servicing, Inc. did not generate taxable income.

USE OF ESTIMATES

The  preparation  of  consolidated   financial  statements  in  conformity  with
accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of certain assets, liabilities, revenues, and expenses. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts herein have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

The Company's CMBS and resecuritization certificates, interest rate swap agreements, and securities borrowed are carried at their estimated fair values. The Company's management believes that the fair values of its cash and cash equivalents, restricted cash, and variable rate repurchase agreements approximate their carrying values due to the nature of the instruments or the fact that their terms approximate current market terms.

                    ARCap Investors, L.L.C. and Subsidiaries

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES (CONTINUED)

The fair value of the Company's fixed rate long-term debt and repurchase agreements is comprised of the following at December 31, 2004:

           DEBT                                      FACE            FAIR VALUE
--------------------------------------------------------------------------------

2003-1 CDO (see Note 5)                          $195,800,000       $207,921,350
2004-1 CDO (see Note 5)                           175,000,000        179,871,896
Long-term fixed rate repurchase
   agreements (see Note 6)                         25,367,000         24,461,860

Fair value was estimated using a discounted cash flow analysis based on an interest rate of 5.50% for both the CDOs and long-term fixed rate repurchase agreements, which management believes is currently available for the issuance of similarly rated debt.

2. MEMBERS' EQUITY

The Limited Liability Company Agreement (LLC Agreement) establishes two classes of membership: Series A Preferred members and Common members.

Cash flows are distributed in the following order of priority:

     - To the Series A Preferred members in an amount equal to the accrued and unpaid Preferred Distributions (12% per annum of the $25.00 price per Unit).

     - To the Common members in an amount equal to the amount determined by the Board of Managers, provided that if the amount distributable to the Common members shall exceed a cumulative annual return on the Common Units of 12% per annum, the Board of Managers shall notify the Series A Preferred members 30 days in advance of the record date for distribution of Cash Flow.

     - To the extent that any remaining Cash Flow received during such tax period is not includable in the income of the Company, to members that have been allocated Net Profits in excess of amounts actually distributed to such members, in proportion to such amounts.

Net Profits of the Company are allocated as follows:

     - To the Series A Preferred members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Series A Preferred members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     - To the Common members to the extent of amounts distributed or distributable to them in such taxable year.

     - To the Common members to the extent Net Losses previously allocated to such members exceed undistributed Net Profits previously allocated to them.

     -    To the members in proportion to their Percentage Interests.

Net Losses of the Company are allocated as follows:

     - To the members in an amount equal to undistributed Net Profits allocated to such members.

     -    To the  Common  members  pro  rata  to the  extent  of  their  Capital
          Accounts.

                    ARCap Investors, L.L.C. and Subsidiaries

2. MEMBERS' EQUITY (CONTINUED)


     - To the Series A Preferred members pro rata to the extent of their Capital Accounts.

SERIES A PREFERRED UNITS

Series A Preferred Units are convertible into Common Units at the Conversion Price in effect on the Conversion Date. If the Series A Preferred Units have not been converted within five years of the effective date of the First Amendment to the LLC Agreement (August 4, 2000), Series A Preferred Units may, at the holder's option, be converted to a note equal to $25.00 per Unit, plus accrued and unpaid Preferred Distributions. On December 31, 2004, 600,000 Series A Preferred Units were converted to Common Units.

Eighteen months after the First Closing Date (February 4, 2002), but no later than the fifth anniversary of the First Closing Date (August 4, 2005), the Company may redeem the Series A Preferred Units for $25.00 per unit, plus accrued and unpaid Preferred Distributions, plus a premium that will provide the Series A Preferred members with a total pretax internal rate of return of 17.50%.

In addition, upon either a change in control or sale or transfer of all or substantially all of the assets of the Company, Series A Preferred Units may, at the holder's option, be redeemed at $25.00 per unit, plus accrued and unpaid Preferred Distributions.

On October 1, 2004, the Company redeemed 1,108,442 Series A Preferred Units and 763,846 Common Units for approximately $51,488,000 with proceeds generated from the 2004-RR3 re-REMIC transaction (see Note 7). At December 31, 2004, there were a total of 4,091,558 Series A Preferred Units and 4,834,071 Common Units issued and outstanding.

In addition to its commitment to invest approximately $13,400,000 in the Diversified Risk Fund II and $11,800,000 in the High Yield Fund II, ARCap REIT was required to make a special contribution of $8,330,000 in October 2004 to pay specified costs to raise capital as outlined in the respective LLC agreements. In accordance with the LLC agreements, the special contribution is not entitled to any preferred return.

The LLC Agreement contains certain restrictive covenants regarding the amount of variable rate debt, total debt, and certain financial ratios. Failure to meet the covenants in successive quarters can result in the Chief Executive Officer and Chief Operating Officer being removed from the Board of Managers until such time as the covenants are cured for successive quarters. Management believes that the Company has not violated the covenants in successive quarters.

                    ARCap Investors, L.L.C. and Subsidiaries

3. INVESTMENT SECURITIES

The Company's available-for-sale CMBS securities are carried at estimated fair value and are comprised of the following at December 31, 2004:


                           FACE         ACCRETED COST     FAIR VALUE     PERCENTAGE
                      -------------------------------------------------------------
Subordinate CMBS:
   Security rating:
     BBB-             $   29,755,000   $   28,215,299   $   28,611,861      3.71%
     BB+                  34,704,000       28,885,122       31,327,573      4.06%
     BB                  216,154,901      173,057,775      187,898,727     24.38%
     BB-                 158,272,775      112,179,255      120,374,523     15.62%
     B+                  222,496,118      138,520,631      150,342,940     19.51%
     B                   210,110,657      100,969,494      107,972,139     14.01%
     B-                  143,764,610       61,046,203       65,390,185      8.48%
     NR                  317,988,548       86,442,210       78,757,663     10.23%
                      -------------------------------------------------------------
                      $1,333,246,609   $  729,315,989   $  770,675,611    100.00%
                      =============================================================


The Company's trading CMBS securities are carried at estimated fair value and are comprised of the following at December 31, 2004:


                           FACE             COST          FAIR VALUE     PERCENTAGE
                      -------------------------------------------------------------
Subordinate CMBS:
   Security rating:
     BB+              $   55,591,000   $   45,003,213   $   51,868,936     47.85%
     NR                  278,513,663       72,543,757       56,524,469     52.15%
                      -------------------------------------------------------------
                      $  334,104,663   $  117,546,970   $  108,393,405    100.00%
                      =============================================================


The Company's resecuritization certificates are carried at estimated fair value and are comprised of the following at December 31, 2004:


                           FACE         ACCRETED COST     FAIR VALUE     PERCENTAGE
                      -------------------------------------------------------------
Subordinate
   Resecuritization Certificates:
     Security rating:
     BB-              $    8,182,000   $    4,022,601   $    4,826,102      9.76%
     B+                    8,863,000        3,610,747        4,338,369      8.77%
     B                    12,954,000        4,446,836        5,347,067     10.82%
     B-                    5,454,000        1,551,272        1,856,704      3.76%
     NR                   38,181,371        3,871,852        4,496,751      9.10%
     IO                           --       23,809,205       28,575,475     57.79%
                      -------------------------------------------------------------
                      $   73,634,371   $   41,312,513   $   49,440,468    100.00%
                      =============================================================


The interest-only certificate had a notional amount of $545,431,371 at December 31, 2004.

                    ARCap Investors, L.L.C. and Subsidiaries

3. INVESTMENT SECURITIES (CONTINUED)

At December 31, 2004, the accumulated accretion of purchase discounts is comprised of the following:


                                                                  ACCUMULATED
                                                                   ACCRETION
                                                                ---------------
        Available-for-sale                                        $ 7,929,000
        Trading                                                    (7,085,000)
        Resecuritization certificates                                (669,000)


The gross cumulative unrealized gains and losses on the Company's available-for-sale investment securities were approximately $73,849,000 and $(8,358,000), respectively, at December 31, 2004, for total accumulated other comprehensive income on available-for-sale securities of approximately $65,491,000.

he   cumulative   unrealized   losses   of   approximately    $(8,358,000)   on
available-for-sale securities at December 31, 2004, are net of approximately $28,826,000 cumulative losses charged to earnings as other than temporary declines in value. The cumulative unrealized losses relate to 30 investment securities, with a fair value of approximately $86,697,000, which have been in an unrealized loss position for less than 12 months. Changes in fair value are impacted by changes in benchmark interest rates, as well as spread changes. Spread changes can be attributable to either sector movements or changes in the credit quality of the underlying collateral. Management believes there are no material changes in the credit quality of the underlying collateral which impacted the remaining cumulative unrealized losses to date, and the Company has the intent and ability to hold these investments until maturity or until the fair value recovers above accreted cost.

The gross cumulative unrealized gains and losses on the Company's trading investment securities at December 31, 2004, were approximately $11,240,000 and $(13,308,000), respectively. The gross cumulative unrealized gains and losses on the Company's resecuritization certificates at December 31, 2004, were approximately $8,128,000 and $0, respectively.

                    ARCap Investors, L.L.C. and Subsidiaries

4. BORROWED INVESTMENT SECURITIES AND RELATED INTEREST RATE SWAPS, NET

The Company's borrowed investment securities and related interest rate swaps are carried at estimated fair value and are comprised of the following at December 31, 2004:


       SECURITY                 COUPON                                         FAIR         UNREALIZED
      DESCRIPTION                RATE          FACE           BASIS           VALUE         GAIN (LOSS)
--------------------------------------------------------------------------------------------------------
U.S. Treasury (08-15-11)        5.000%    $ (3,423,000)   $ (3,390,375)   $ (3,644,425)   $   (254,050)
U.S. Treasury (02-15-12)        4.875%      (7,097,000)     (7,553,116)     (7,501,751)         51,365
U.S. Treasury (11-15-12)        4.000%      (3,603,000)     (3,579,918)     (3,596,808)        (16,890)
                                          --------------------------------------------------------------
                                          $(14,123,000)   $(14,523,409)    (14,742,984)   $   (219,575)
                                          =============================                   ==============
Reverse repurchase agreements                                               15,560,101
                                                                          -------------
Borrowed investment securities, net                                            817,117
Interest rate swaps                                                           (304,209)
                                                                          -------------
Borrowed investment securities and
  related interest rate swaps, net                                        $    512,908
                                                                          =============


The borrowed U.S. Treasury securities were sold in the open market (i.e., a "short" security sale). The Company is obligated to return the securities in the future and is, therefore, exposed to price risk until it repurchases the securities for delivery to the lender. Short security sales are used by the Company to modify its interest rate risk. The Company must pay the security lender the interest earned by the underlying security. Short security sales are recorded at the estimated fair value of the borrowed securities, and any unrealized gains (losses) are included in earnings.

Proceeds from short security sales are used to purchase reverse repurchase agreements of the same security. The transactions are governed by one master repurchase agreement with rights of offset and, therefore, the values of the short security sales and reverse repurchase agreements have been offset and shown as one line item in the accompanying consolidated financial statements. It has been the Company's practice to settle these transactions on a net basis.

In August 2004, ARCap REIT repurchased $32,467,000 of its U.S. Treasury securities held against its CMBS for delivery to the lender and sold all offsetting reverse repurchase agreements, consistent with ARCap REIT's practice of settling its borrowed investment transactions on a net basis. Settlement of the transactions resulted in an approximate $1,991,000 realized loss for the year ended December 31, 2004.

The Company entered into an interest rate swap agreement with Bear Stearns Bank PLC (Bear Stearns PLC) with a notional amount of $27,000,000, on which the Company paid a fixed rate of 6.015% and received a variable rate based on six-month LIBOR for a term of 10 years scheduled to end April 27, 2011. The swap agreement called for interest to be paid semiannually in arrears. The Company carried the swap agreement at its estimated fair value, with all periodic changes in estimated fair value recognized in earnings. The swap was terminated on August 6, 2004, and ARCap REIT recognized a loss of approximately $2,614,000, which has been included in earnings for the year ended December 31, 2004.

                    ARCap Investors, L.L.C. and Subsidiaries

4.  BORROWED  INVESTMENT   SECURITIES  AND  RELATED  INTEREST  RATE  SWAPS,  NET
    (CONTINUED)

In June 2004, the Company entered into a forward-starting swap with Bear Stearns PLC to mitigate the risk of interest-rate fluctuations. The 5.545% fixed rate swap had a notional amount of $4,450,000 and was scheduled to mature April 1, 2019. On August 10, 2004, the forward-starting swap was terminated and ARCap REIT recognized a realized loss of $192,000, which has been included in earnings for the year ended December 31, 2004.

In September 2004, the Company entered into another forward-starting swap with Bear Stearns Capital Markets to mitigate the risk of interest-rate fluctuations. The 5.27% fixed rate swap has a notional amount of $10,720,000 and matures April 1, 2016. At December 31, 2004, approximately $544,000 of restricted cash serves as collateral against the swap. At December 31, 2004, the swap had an unrealized loss of approximately $304,000, which has been included in earnings.

5. LONG-TERM DEBT

The Diversified Risk Fund II entered into amortizing forward-starting swap agreements to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's contemplated long-term debt issuance. A summary of the swaps held by the Diversified Risk Fund II at December 31, 2004, is as follows:


          SECURITY                  INTEREST                           UNREALIZED
         DESCRIPTION                  RATE        NOTIONAL AMOUNT      GAIN (LOSS)
-----------------------------------------------------------------------------------
Forward Starting Swap (09-1-17)      4.953%        $ 7,820,000        $    35,354
Forward Starting Swap (12-1-18)      5.043%          5,145,000             17,444
Forward Starting Swap (05-1-19)      5.075%          3,900,000              8,760
Forward Starting Swap (04-1-20)      5.119%          6,500,000             15,022
Forward Starting Swap (04-1-19)      5.507%          4,256,000           (166,762)
Forward Starting Swap (02-1-20)      5.694%         13,300,000           (737,413)
                                                  ---------------------------------
                                                   $40,921,000        $  (827,595)
                                                  =================================

The High Yield Fund II entered into amortizing forward-starting swap agreements as a cash flow hedge to mitigate its proportionate share of the risk of changes in the interest-related cash outflows on the Fund II REIT's contemplated long-term debt issuance. A summary of the swaps held by the High Yield Fund II at December 31, 2004, is as follows:


          SECURITY                  INTEREST                           UNREALIZED
         DESCRIPTION                  RATE        NOTIONAL AMOUNT      GAIN (LOSS)
-----------------------------------------------------------------------------------
Forward Starting Swap (12-1-18)      5.043%        $ 5,355,000        $    21,357
Forward Starting Swap (04-1-20)      5.119%          6,750,000             15,232
Forward Starting Swap (04-1-19)      5.922%         11,700,000           (923,599)
Forward Starting Swap (09-1-18)      5.912%         14,100,000         (1,102,998)
                                                   --------------------------------
                                                   $37,905,000        $(1,990,008)
                                                   ================================


                    ARCap Investors, L.L.C. and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)


At December 31, 2004, approximately $4,224,000 of restricted cash serves as collateral against the swaps. The High Yield Fund II swaps qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, its unrealized loss of approximately $1,990,000 is included in other comprehensive income (loss) for the year ended December 31, 2004. No portion of the loss was attributable to the hedge's ineffectiveness during the year ended December 31, 2004. The Diversified Risk Fund II swaps do not qualify for hedge accounting in accordance with SFAS No. 133. Accordingly, its unrealized loss of approximately $828,000 has been included in earnings for the year ended December 31, 2004.

In February 2004, the High Yield Fund entered into an amortizing forward-starting swap as a cash flow hedge and the Diversified Risk Fund entered into an amortizing forward-starting swap (the CDO swaps) to mitigate their proportionate share of the risk of changes in the interest-related cash outflows on the Fund REIT's debt issuance. The 4.1625% fixed rate swaps had a notional amount of approximately $108,182,000 for the High Yield Fund and $73,484,000 for the Diversified Risk Fund and a maturity date of April 1, 2015. The CDO swaps were terminated April 16, 2004, concurrent with the pricing of the 2004-1 CDO. In connection with the termination of the CDO swaps, the High Yield Fund and the Diversified Risk Fund recognized a gain of $2,450,000 and $1,665,000, respectively. The High Yield Fund's swap qualified for hedge accounting in accordance with SFAS No. 133. Accordingly, its realized gain of $2,450,000 is included in other comprehensive income (loss) for the year ended December 31, 2004. The gain is being accreted into earnings as a reduction of interest expense over the life of the 2004-1 CDO.

For the year ended  December  31,  2004,  the High  Yield Fund had  reclassified approximately $271,000 of the realized gain held in accumulated other comprehensive income into earnings and another approximately $388,000 will be reclassified into earnings within the next twelve months. The Diversified Risk Fund's swap did not qualify for hedge accounting in accordance with SFAS No.
133. Accordingly, its realized gain of $1,665,000 has been included in earnings for the year ended December 31, 2004.

During April 2004, the Fund REIT contributed 66 CMBS certificates with an approximate fair value of $226,000,000 to its subsidiary, 2004-1 Resecuritization, for deposit with the 2004-1 Trust. The 2004-1 Trust resecuritized the pooled certificates and issued $185,000,000 in notes of Class A through G with fixed rate coupons ranging from 4.73% to 7.61%. The Class A through G notes mature in increments from June 2011 through December 2015. ARCap REIT holds $10,000,000 of Class G notes with a fixed rate coupon of 7.61% as a security, which has been eliminated in consolidation. The notes are secured by the 66 CMBS certificates, which have a carrying value of approximately $242,555,000 at December 31, 2004. Accrued interest payable at December 31, 2004, was approximately $804,000.

The High Yield Fund capitalized approximately $4,406,000 of deferred borrowing costs related to the issuance of the 2004-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is seven years (through June 2011). The High Yield Fund amortized approximately $495,000 of the costs for the year ended December 31, 2004. Total accumulated amortization of deferred borrowing costs at December 31, 2004, was approximately $495,000.

During August 2003, the Fund REIT contributed 64 CMBS certificates with an approximate fair value of $260,000,000 to its subsidiary, 2003-1 Resecuritization, for deposit with the 2003-1 Trust. The 2003-1 Trust resecuritized the pooled certificates and issued $220,800,000 in notes of Class A through G with fixed rate coupons ranging from 4.97% to 8.74%. The Class A

                    ARCap Investors, L.L.C. and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)


through G notes mature in increments from September 2011 through March 2013. ARCap REIT holds $25,000,000 of Class G notes with a fixed rate coupon of 8.74% as a security, which has been eliminated in consolidation. The notes are secured by the 64 CMBS certificates, which have a carrying value of approximately
$315,624,000 at December 31, 2004. Accrued interest payable at December 31, 2004, was approximately $1,019,000.

The High Yield Fund capitalized approximately $4,800,000 of deferred borrowing costs related to the issuance of the 2003-1 CDO. The costs are being amortized over the earliest of the expected lives of the debt, which is eight years (through September 2011). The High Yield Fund amortized approximately $729,000 of the costs for the year ended December 31, 2004. Total accumulated amortization of deferred borrowing costs at December 31, 2004, was approximately $984,000.

During fiscal year 2001, the Company entered into an agreement to sell its interests in 50 CMBS pass-through certificates (the Pooled Certificates) to its subsidiary, the 2001-ABC2 Trust. The 2001-ABC2 Trust resecuritized the Pooled Certificates and offered $98,500,000 Class A-1 Senior Notes with a fixed coupon rate of 7.17% (Fixed Rate Notes) and $137,500,000 Class A-2 Senior Notes with a variable coupon rate based on one-month LIBOR plus 115 basis points (Variable Rate Notes) (together, the 2001-ABC2 Notes). The 2001-ABC2 Notes were scheduled to mature on February 21, 2008. In connection with the 2004-RR3 re-REMIC transaction (see Note 7), the 2001-ABC2 Notes were retired on October 21, 2004.

In October 2003, ARCap REIT sold 10 CMBS securities to ARCap Resecuritization, which in turn contributed the 10 CMBS securities to the 2001-ABC2 Trust. ARCap Resecuritization then created a new trust, the 2003-ABC3 Trust, for the purpose of resecuritizing the 2001-ABC2 Trust's pooled certificates. The 2003-ABC3 Trust issued $80,000,000 of Class A Notes (the Class A Notes) bearing interest at 8.6%, and $15,000,000 of Class B Notes bearing interest at 6% (the Class B Notes) (together, the 2003-ABC3 Notes). The 2003-ABC3 Notes, which were scheduled to mature on February 21, 2008, were then distributed to ARCap REIT through ARCap Resecuritization. On October 9, 2003, ARCap REIT sold $30,000,000 of the Class A Notes and used the net proceeds to settle approximately $29,000,000 of repurchase agreements. ARCap REIT retained the balances of the Class A Notes and the Class B Notes. The 60 CMBS securities which originally served as the collateral for the 2001-ABC2 Notes and the 2003-ABC3 Notes were released on September 30, 2004, in exchange for approximately $337,067,000 of cash representing the Optional Redemption Price, as defined in the underlying 2001-ABC2 Trust and 2003-ABC3 Trust agreements, which was used to retire the 2001-ABC2 Notes and the outstanding 2003-ABC3 Notes on October 21, 2004.

Interest  on the  2001-ABC2  Notes and the  2003-ABC3  Notes  was paid  monthly.
Interest   expense  on  the  2001-ABC2   Notes  and  the  2003-ABC3   Notes  was
approximately $14,899,000 for the year ended December 31, 2004.

The Company capitalized approximately $5,668,000 of deferred borrowing costs related to the issuance of the 2001-ABC2 Notes. The deferred borrowing costs were being amortized using the effective-interest method over the life of the debt, which was seven years (through February 21, 2008). The Company amortized approximately $591,000 of deferred costs for the year ended December 31, 2004. In connection with the 2004-RR3 re-REMIC transaction (see Note 7), approximately $3,129,000 of the remaining balance of unamortized deferred borrowing costs was recorded as a loss on early extinguishment of debt.

The Company capitalized approximately $895,000 of deferred borrowing costs related to the creation of the 2003-ABC3 Trust. The deferred borrowing costs were being amortized using the effective-interest method over the life of the debt through February 21, 2008. The Company amortized approximately $113,000 of

                    ARCap Investors, L.L.C. and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)

deferred borrowing costs for the year ended December 31, 2004. In connection with the 2004-RR3 re-REMIC transaction (see Note 7), approximately $751,000 of the remaining balance of unamortized deferred borrowing costs was recorded as a loss on early extinguishment of debt.

In conjunction with the issuance of the Variable Rate Notes, the Company entered into an interest rate cap agreement and an interest rate floor agreement with Bear Stearns PLC (the CBO Swap) to effectively fix the interest rate on its variable rate debt at 7.435%. The notional amount for the CBO Swap was $137,500,000. The agreements called for interest to be paid monthly. The Company carried the CBO Swap at its estimated fair value, with all periodic changes in estimated fair value recognized in earnings. Upon the deposit of the Optional Redemption Price with the trustee in connection with the 2004-RR3 re-REMIC transaction, the CBO Swap was terminated on September 30, 2004. The Company reversed the previously recognized unrealized loss of $4,125,000 and paid the counterparty a swap termination fee in the amount of $16,091,154, which has been included in loss on early extinguishment of debt in the accompanying consolidated statement of operations.

6. REPURCHASE AGREEMENTS

ARCap REIT, the Diversified Risk Fund II, the Fund II REIT, the Diversified Risk Fund, and the Fund REIT have each entered into a credit facility with Liquid Funding, Ltd. (LFL), an affiliate of Bear Stearns & Co. Inc., to finance a portion of their CMBS purchases through both short-term variable rate and long-term fixed rate repurchase agreements. ARCap REIT, the Diversified Risk Fund II, and the Fund II REIT have also entered into short-term repurchase agreements with Morgan Stanley Mortgage Capital Inc. (MSMC) to finance a portion of their CMBS purchases.

At December 31, 2004, the Diversified Risk Fund II has short-term variable rate repurchase agreements outstanding with LFL of $4,900,000, with an interest rate of 3.117% and a maturity of 31 days. The balance was collateralized by CMBS investments with a fair value of approximately $8,614,000 at December 31, 2004. Accrued interest payable for the Diversified Risk Fund II under the facility at December 31, 2004, was approximately $2,000.

At December 31, 2004, the Diversified Risk Fund II has no obligations outstanding under its facility with MSMC.

At December 31, 2004, the Fund II REIT has no obligations outstanding under its facility with LFL and MSMC.

At December 31, 2004, the Diversified Risk Fund has short-term variable rate repurchase agreements outstanding with LFL of $4,731,000, with an interest rate of 3.206% and a maturity of 29 days. The balance was collateralized by CMBS investments with a fair value of approximately $10,070,000 at December 31, 2004.

The Diversified Risk Fund has a long-term repurchase agreement outstanding with LFL at December 31, 2004, of $25,367,000, which carries a 4.135% fixed interest rate from the initial purchase date of June 2003 until final repurchase in June 2008. The balance was collateralized by CMBS investments with a fair value of approximately $41,799,000 at December 31, 2004.

The Diversified Risk Fund's combined accrued interest payable under the LFL facility at December 31, 2004, was approximately $53,000.

The Diversified Risk Fund capitalized approximately $228,000 of deferred borrowing costs related to the issuance of the long-term repurchase agreement with LFL. The Diversified Risk Fund amortized approximately $49,000 of deferred costs for the year ended December 31, 2004. Total accumulated amortization of deferred borrowing costs at December 31, 2004, was approximately $74,000.

                    ARCap Investors, L.L.C. and Subsidiaries

6. REPURCHASE AGREEMENTS (CONTINUED)


In April 2004, concurrent with the 2004-1 CDO closing, the Fund REIT paid down all remaining balances under its facility. As of December 31, 2004, the Fund REIT has no obligation under this facility.

As of December 31, 2004, ARCap REIT has no obligation under its facility with LFL.

ARCap REIT entered into short-term repurchase agreements with Bear Stearns & Co. Inc. and its affiliates to finance a portion of its CMBS purchases. The interest rate on approximately $3,802,000 of such borrowings as of December 31, 2004, was 3.039%, and the maturity of the agreement was 31 days. The short-term repurchase agreements are collateralized by a portion of the Company's portfolio of CMBS investments and resecuritization certificates with a fair value of approximately $26,890,000 at December 31, 2004.

ARCap REIT's accrued interest payable under the Bear Stearns & Co. Inc. facility at December 31, 2004, was approximately $4,000.

ARCap REIT has short-term repurchase agreements outstanding with MSMC at December 31, 2004, of approximately $16,411,000 with an interest rate of 2.272%, and a maturity of 29 days. The short-term repurchase agreements are collateralized by a portion of the Company's portfolio of CMBS investments and resecuritization certificates with a fair value of approximately $28,575,000 at December 31, 2004.

ARCap REIT's accrued interest payable under the MSMC facility at December 31, 2004, was approximately $28,000.

7. 2004-RR3 RE-REMIC TRANSACTION

On September 30, 2004, ARCap REIT contributed 57 CMBS securities with an approximate fair value of $431,536,000 to its subsidiary, 2004-RR3, which, in turn, sold the bonds to a separate trust, the ARCap 2004-RR3 Resecuritization Trust (the 2004-RR3 Trust). The 2004-RR3 Trust resecuritized the pooled certificates and issued $471,797,000 of Class A1 through J certificates to third-party investors for gross proceeds of $470,729,119. 2004-RR3 retained the remaining $73,634,371 of Class K through O certificates along with the Class X interest-only certificate, which has a notional amount of $545,431,371 (the Class K through O certificates and the Class X certificates together comprise the Retained Resecuritization Certificates). The Retained Resecuritization Certificates had a fair market value as of December 31, 2004, of $49,440,468. A portion of the cash proceeds was used to fund the Optional Redemption Price, as defined in the respective 2001-ABC2 Trust agreement and in the 2003-ABC3 Trust agreement (see Note 5). The Optional Redemption Price of $337,067,095 was used to retire the 2001-ABC2 Notes and the outstanding 2003-ABC3 Notes on October 21, 2004. The Optional Redemption Price included $15,451,870 of prepayment premiums, which have been reflected as a component of the loss on early extinguishment of debt in the accompanying consolidated statement of operations.

The transaction was accounted for as a sale in accordance with Statement of Financial Accounting Standards No. 140, ACCOUNTING FOR THE TRANSFERS AND
SERVICING  OF  FINANCIAL  ASSETS  AND   EXTINGUISHMENTS  OF  LIABILITIES,   and,
accordingly, the Company recognized a partial gain based on the total cash received and the relative fair value of beneficial interests retained, which included (i) cash proceeds of $470,729,119; (ii) the Retained Resecuritization Certificates; and (iii) a servicing asset which has a carrying value of $1,114,944, net of $20,401 of amortization as of December 31, 2004, and which is included in other assets in the accompanying consolidated balance sheet.

                    ARCap Investors, L.L.C. and Subsidiaries

7. 2004-RR3 RE-REMIC TRANSACTION (CONTINUED)

In order to hedge the gross proceeds to be received from the 2004-RR3 re-REMIC transaction, the Company entered into a 4.555% forward-starting swap with a notional amount of approximately $491,170,000 and a scheduled maturity date of May 1, 2016. The forward-starting swap was terminated on September 21, 2004, and the resulting loss of $13,000,000 has been included in earnings as a cost of sales for the year ended December 31, 2004. In order to hedge the amount of the prepayment premiums to be incurred in connection with the retirement of the 2001-ABC2 Notes and the outstanding 2003-ABC3 Notes, the Company also entered into a 5.5% treasury lock with a notional amount of $265,900,000 and a scheduled maturity date of February 15, 2008. The Company terminated this treasury lock on September 23, 2004, and realized a gain of approximately $3,012,000, which is included in earnings as a component of the loss on early extinguishment of debt for the year ended December 31, 2004.

A summary of the gain on the sale of the 57 CMBS securities in connection with the 2004-RR3 re-REMIC transaction is as follows:


Proceeds from sale of securities                                  $ 470,729,119
Cost of sales                                                       (26,229,488)
Relative book value of CMBS securities sold for cash               (388,419,625)
                                                                  -------------
Gain on 2004-RR3 re-REMIC transaction                             $  56,080,006
                                                                  =============


In connection with the 2004-RR3 re-REMIC transaction, approximately $20,175,000 of unrealized gains on available-for-sale investment securities in other comprehensive income were reversed into earnings as a realized gain on CMBS and approximately $16,581,000 of unrealized gains on trading investment securities were reversed into realized gain on CMBS.

8. GAIN ON INVESTMENT SECURITIES, NET


The composition of the Company's gain on investment securities, net for the year ended December 31, 2004, is as follows:
Unrealized gain - borrowed investment securities                   $  2,580,474
Unrealized gain - interest rate swap                                  7,084,257
Unrealized loss - portion of the CDO swap not qualifying
   for hedge accounting                                                (827,595)
Unrealized gain (loss) - CMBS                                          (704,027)
Realized gain - CMBS                                                 36,755,801
Realized gain - 2004-RR3 re-REMIC transaction                        56,080,006
Realized loss - other than temporary losses on
   available-for-sale CMBS                                          (22,227,767)
Realized loss - borrowed investment securities, net                  (1,990,778)
Realized loss - interest rate swap                                   (2,805,990)
                                                                   ------------
Gain on investment securities, net                                 $ 73,944,381
                                                                   ============

                    ARCap Investors, L.L.C. and Subsidiaries

9. OPERATING LEASES

The Company leases its office space and certain equipment under operating leases that expire between October 2005 and May 2008. The office leases, as amended, provide for an annual basic rental of approximately $332,000 during the initial lease term and contain an option to extend the term of one of the leases for one extension term of five years, with the basic rental being reset at the then market rate. Future minimum lease payments under these leases are as follows:


         2005                                           $563,000
         2006                                            303,000
         2007                                             65,000
         2008                                             24,000
                                                        --------
         Total                                          $955,000
                                                        ========

Lease expense for the year ended December 31, 2004, was approximately $617,000.

10. OTHER COMPREHENSIVE INCOME (LOSS)

The composition of the Company's other comprehensive income (loss), net of minority interest, as of and for the year ended December 31, 2004, is as follows:


                                                                          CUMULATIVE
                                                          YEAR ENDED     BALANCE AS OF
                                                         DECEMBER 31,    DECEMBER 31,
                                                             2004            2004
                                                         -----------------------------
Unrealized gain on available-for-sale securities         $ 18,880,916    $ 21,121,301
Unrealized loss on swap liability                             (78,108)        (78,108)
Realized gain (loss) on hedging instrument - swap, net        495,478         495,478
                                                         -----------------------------
Other comprehensive income (loss)                        $ 19,298,286    $ 21,538,671
                                                         =============================


11. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

At times, the Company purchases investment securities at fair value from members of the Company or their affiliates. These purchases represent transactions that are in the normal course of business of the Company and the members. During the year ended December 31, 2004, the Company purchased from such members CMBS with an approximate face value of $84,070,000, at an approximate purchase price of $37,577,000.

In January 2005, ARCap REIT sold one bond to the Fund II REIT with a face value of $17,225,000 at an approximate sales price of $13,407,000.

In August 2004, ARCap REIT sold one bond to the Diversified Risk Fund II with a face value of $5,743,000 at an approximate sales price of $5,320,000. The gain on the sale has been eliminated in consolidation.

In March 2004, ARCap REIT sold eight bonds to the Fund REIT with an approximate face value of $77,977,000 at an approximate sales price of $58,073,000. Although the gain on the sale has been eliminated in consolidation, the transaction resulted in the reclassification of the investment securities from trading to available for sale.

                    ARCap Investors, L.L.C. and Subsidiaries

11. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (continued)

The Company has loaned approximately $231,000 to a key executive for funding of tax liabilities associated with units granted under an incentive compensation arrangement. As of December 31, 2004, there is approximately $51,000 outstanding.

The loan bears interest at a rate of 7% per annum, and payment is due quarterly on the distribution date for the Common Units. Payment is due only to the extent that the quarterly distribution is sufficient to pay them. The loan becomes due upon termination of the executive's employment with the Company, and recourse is limited to the Common Units securing the loans.

The Company has loaned approximately $901,000 to key executives for funding of their member contributions to AFI. These loans bear an interest rate of 4% per annum. Payments of accrued interest are due quarterly on the earlier of the date of operating cash flow distributions made by AFI or the 30th day after the close of each calendar quarter.

Payments of principal are due and payable in (i) an amount equal to 35% of all operating cash flow distributions made by AFI to the borrower on account of a quarter less accrued interest for such quarter to the extent such amount is greater than zero, and (ii) an amount equal to 100% of all permanent financing proceeds distributions received. The loans become due upon the earlier of the dissolution of AFI or June 30, 2016, and the loans are full-recourse to the borrowers.

12. EMPLOYEE BENEFITS

The Company holds a contributory defined contribution 401(k) plan that covers substantially all full-time employees. The Company matches participant contributions up to 3% of each participant's total compensation. Matching contributions totaled approximately $198,000 for the year ended December 31, 2004.

The Company has a deferred compensation plan for key employees and eligible directors. The Board of Managers originally approved the availability of approximately 690,000 phantom appreciation units and 296,000 phantom grant units for awards to employees, all of which have been granted. Effective January 1, 2004, the Board of Managers approved the availability of an additional 280,000 phantom appreciation units and 120,000 phantom grant units under a second deferred compensation plan, of which 800 phantom grant units have been awarded as of December 31, 2004. On January 1, 2005, approximately 69,000 phantom appreciation units and approximately 25,000 phantom grant units were awarded.

All of the phantom grant units which have been awarded are vested. Once vested, employees are entitled to receive additional compensation in an amount equal to the per Unit amount distributed on account of the Common Units times the number of grant units vested in the employee. The employee is entitled to compensation regardless of whether the distribution to the holders of Common Units is an ordinary distribution or an extraordinary distribution. Thus, if the Company is sold or liquidated, the employee would be entitled to share in the proceeds of the sale or liquidation on the same basis as the holders of Common Units with respect to vested grant units.

All of the phantom appreciation units which have been awarded are also vested. Once vested, employees begin to "earn" the right to receive compensation on account of each vested appreciation unit by being credited with an amount equal to the per Unit distributions made to holders of Common Units until the amount credited equals the Initial Value (i.e., the price at which a vested employee could obtain the appreciation unit) established by the Compensation Committee. Vested employees are entitled to compensation on account of each vested appreciation unit in an amount equal to the per Unit distributions made to

                    ARCap Investors, L.L.C. and Subsidiaries

12. EMPLOYEE BENEFITS (CONTINUED)


holders of Common Units only after they have "earned" credits equal to the Initial Value. In the event of a liquidation or sale, employees with vested appreciation units are entitled to compensation in an amount equal to the per Unit proceeds in excess of the Initial Value plus the credits which have been earned.

The Company has adopted a Fund I incentive compensation plan (the Fund I promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund and the Diversified Risk Fund promotes received by ARCap REIT. The Board of Managers approved the availability of 40,000 units for awards to employees of which 10,000 units have been awarded as of December 31, 2004. The units are vested upon issuance.

The Company has also adopted a Fund II incentive compensation plan (the Fund II promote plan) for participating employees, under which participants are entitled to share in a portion of the High Yield Fund II and the Diversified Risk Fund II promotes received by ARCap REIT. The Board of Managers approved the availability of 100,000 units for awards to employees, of which 10,000 units have been awarded as of December 31, 2004. The units are vested upon issuance.

The Company accrues the estimated value of deferred compensation under these plans over the service period, which ends when the units are fully vested. Subsequent to the final vesting date, changes in the estimated amount of deferred compensation will be recorded as an increase or decrease to earnings in the period in which such change occurs. For the year ended December 31, 2004, the Company expensed approximately $13,774,000 of deferred compensation and paid approximately $651,000 related to the vested grant units.